                              EXHIBIT 99(b)(g)(iv)

                        Amendment to Custodian Agreement

                         AMENDMENT TO CUSTODIAN CONTRACT

         This Amendment to the Custodian Contract is made as of May 1, 2001 by and between Hartford Dividend and Growth HLS Fund, Inc. (the "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custody Agreement referred to below.

         WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of August 22, 1996 (as further amended and in effect from time to time, the "Contract"); and

         WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made each such series subject to the Contract (each such series, together with all other series subsequently established by the Fund and made subject to the Contract in accordance with the terms thereof, shall be referred to as a "Portfolio," and, collectively, the "Portfolios"); and

         WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of each of the Portfolios held outside of the United States.

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I. Article 3 of the Contract is hereby deleted, and Articles 4 through 18 of the Contract are hereby renumbered, as of the effective date of this Amendment, as Articles 5 through 19, respectively.

II. New Articles 3 and 4 of the Contract are hereby added, as of the effective date of this Amendment, as set forth below.

3.       PROVISIONS RELATING TO RULES 17F-5 AND 17F-7.

3.1. DEFINITIONS. Capitalized terms in Articles 3 and 4 shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment; economic and financial infrastructure (including any Eligible Securities Depositories operating in the country); prevailing or developing custody and settlement practices; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned direct or indirect subsidiary of a U.S.
Bank (as defined in Rule 17f-5), a bank
holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

3.2.     THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

         3.2.1 DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Fund, by resolution adopted by its Board of Directors (the "Board"), hereby delegates to the Custodian, with respect to the Portfolios, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Article 3 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation, as Foreign Custody Manager with respect to the Portfolios.

         3.2.2 COUNTRIES COVERED. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with this
Article 3.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund on behalf of the Portfolios of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period as to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

         3.2.3    SCOPE OF DELEGATED RESPONSIBILITIES.

                  (a) SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the provisions of this Article 3, the Portfolio's Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

                  (b) CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

                  (c) MONITORING. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

         3.2.4 GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY. For purposes of this Article 3, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

         3.2.5 REPORTING REQUIREMENTS. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change.

         3.2.6 STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF A PORTFOLIO. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

         3.2.7 REPRESENTATIONS WITH RESPECT TO RULE 17F-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section
(a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.

         3.2.8 EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Board's delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

3.3      ELIGIBLE SECURITIES DEPOSITORIES.

         3.3.1 ANALYSIS AND MONITORING. The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

         3.3.2 STANDARD OF CARE. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

4. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PORTFOLIOS HELD OUTSIDE THE UNITED STATES.

4.1 DEFINITIONS. Capitalized terms in this Article 4 shall have the following meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2. HOLDING SECURITIES. The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3. FOREIGN SECURITIES SYSTEMS. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

4.4.     TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

         4.4.1. DELIVERY OF FOREIGN ASSETS. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

                           (i) UPON THE SALE OF SUCH FOREIGN SECURITIES FOR THE PORTFOLIO IN ACCORDANCE WITH COMMERCIALLY REASONABLE MARKET PRACTICE IN THE COUNTRY WHERE SUCH FOREIGN SECURITIES ARE HELD OR TRADED, INCLUDING, WITHOUT
                           LIMITATION: (A) DELIVERY AGAINST EXPECTATION OF RECEIVING LATER PAYMENT; OR (B) IN THE CASE OF A SALE EFFECTED THROUGH A FOREIGN SECURITIES SYSTEM, IN ACCORDANCE WITH THE RULES GOVERNING THE OPERATION OF THE FOREIGN SECURITIES SYSTEM;

         (ii) in connection with any repurchase agreement related to foreign securities;

                           (iii) TO THE DEPOSITORY AGENT IN CONNECTION WITH TENDER OR OTHER SIMILAR OFFERS FOR FOREIGN SECURITIES OF THE PORTFOLIOS;

                           (iv) TO THE ISSUER THEREOF OR ITS AGENT WHEN SUCH FOREIGN SECURITIES ARE CALLED, REDEEMED, RETIRED OR OTHERWISE BECOME PAYABLE;
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                           (v) TO THE ISSUER THEREOF, OR ITS AGENT, FOR TRANSFER
                           INTO THE NAME OF THE CUSTODIAN (OR THE NAME OF THE RESPECTIVE FOREIGN SUB-CUSTODIAN OR OF ANY NOMINEE OF THE CUSTODIAN OR SUCH FOREIGN SUB-CUSTODIAN) OR FOR EXCHANGE FOR A DIFFERENT NUMBER OF BONDS,
                           CERTIFICATES OR OTHER EVIDENCE REPRESENTING THE SAME AGGREGATE FACE AMOUNT OR NUMBER OF UNITS;

         (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

                           (vii) FOR EXCHANGE OR CONVERSION PURSUANT TO ANY PLAN OF MERGER, CONSOLIDATION, RECAPITALIZATION, REORGANIZATION OR READJUSTMENT OF THE SECURITIES OF THE ISSUER OF SUCH SECURITIES, OR PURSUANT TO PROVISIONS FOR CONVERSION CONTAINED IN SUCH SECURITIES, OR PURSUANT TO ANY DEPOSIT AGREEMENT;

                           (viii) IN THE CASE OF WARRANTS, RIGHTS OR SIMILAR FOREIGN SECURITIES, THE SURRENDER THEREOF IN THE EXERCISE OF SUCH WARRANTS, RIGHTS OR SIMILAR SECURITIES OR THE SURRENDER OF INTERIM RECEIPTS OR TEMPORARY SECURITIES FOR DEFINITIVE SECURITIES;

                           (ix) FOR DELIVERY AS SECURITY IN CONNECTION WITH ANY BORROWING BY THE PORTFOLIOS REQUIRING A PLEDGE OF ASSETS BY THE PORTFOLIOS;

                           (x) IN CONNECTION WITH TRADING IN OPTIONS AND FUTURES CONTRACTS, INCLUDING DELIVERY AS ORIGINAL MARGIN AND VARIATION MARGIN;

         (xi)     in connection with the lending of foreign securities; and

         (xii) for any other proper purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

         4.4.2. PAYMENT OF PORTFOLIO MONIES. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

                           (i) UPON THE PURCHASE OF FOREIGN SECURITIES FOR THE PORTFOLIO, UNLESS OTHERWISE DIRECTED BY PROPER INSTRUCTIONS, BY (A) DELIVERING MONEY TO THE SELLER THEREOF OR TO A DEALER THEREFOR (OR

                           AN AGENT FOR SUCH SELLER OR DEALER) AGAINST
                           EXPECTATION OF RECEIVING LATER DELIVERY OF SUCH FOREIGN SECURITIES; OR (B) IN THE CASE OF A PURCHASE EFFECTED THROUGH A FOREIGN SECURITIES SYSTEM, IN ACCORDANCE WITH THE RULES GOVERNING THE OPERATION OF SUCH FOREIGN SECURITIES SYSTEM;

                           (ii) IN CONNECTION WITH THE CONVERSION, EXCHANGE OR SURRENDER OF FOREIGN SECURITIES OF THE PORTFOLIO;

                           (iii) FOR THE PAYMENT OF ANY EXPENSE OR LIABILITY OF THE PORTFOLIO, INCLUDING BUT NOT LIMITED TO THE FOLLOWING PAYMENTS: INTEREST, TAXES, INVESTMENT ADVISORY FEES, TRANSFER AGENCY FEES, FEES UNDER THIS CONTRACT, LEGAL FEES, ACCOUNTING FEES, AND OTHER OPERATING EXPENSES;

                           (iv) FOR THE PURCHASE OR SALE OF FOREIGN EXCHANGE OR FOREIGN EXCHANGE CONTRACTS FOR THE PORTFOLIO, INCLUDING TRANSACTIONS EXECUTED WITH OR THROUGH THE CUSTODIAN OR ITS FOREIGN SUB-CUSTODIANS;

                           (v) IN CONNECTION WITH TRADING IN OPTIONS AND FUTURES CONTRACTS, INCLUDING DELIVERY AS ORIGINAL MARGIN AND VARIATION MARGIN;

         (vi) for payment of part or all of the dividends received in respect of securities sold short;

         (vii) in connection with the borrowing or lending of foreign securities; and

         (viii) for any other proper purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

         4.4.3. MARKET CONDITIONS. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian, including without limitation information relating to Foreign Securities Systems, described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

4.5. REGISTRATION OF FOREIGN SECURITIES. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6. BANK ACCOUNTS. The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

4.7. COLLECTION OF INCOME. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8. SHAREHOLDER RIGHTS. With respect to the foreign securities held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9. COMMUNICATIONS RELATING TO FOREIGN SECURITIES. The Custodian shall transmit promptly to the Fund written information (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith) received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10.  LIABILITY OF FOREIGN SUB-CUSTODIANS AND FOREIGN SECURITIES SYSTEMS.
Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties and, to the extent possible, to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11. TAX LAW. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

4.12. LIABILITY OF CUSTODIAN. Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk. The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities Depository, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

III. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of
         Article 3 hereof, in the event of any
         conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.


STATE STREET BANK AND TRUST              HARTFORD DIVIDEND AND GROWTH HLS
         COMPANY                                  FUND, INC.


By: /s/ Kenneth A. Bergeron              By:  /s/ David M. Znamierowski
    ------------------------------            --------------------------------
Name:   Kenneth A. Bergeron              Name:    David M. Znamierowski
Title:  Sr. V.P.                         Title:   President

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                         ELIGIBLE FOREIGN SUBCUSTODIANS

COUNTRY                                        ELIGIBLE FOREIGN SUBCUSTODIAN
Argentina                                      Citibank, N.A.

Australia                                      Westpac Banking Corporation

Austria                                        Erste Bank der Osterreichischen
                                               Sparkassen AG

Bahrain                                        HSBC Bank Middle East
                                               (as delegate of The Hongkong and
                                               Shanghai Banking Corporation Limited)

Bangladesh                                     Standard Chartered Bank

Belgium                                        Fortis Bank nv-sa

Bermuda                                        The Bank of Bermuda Limited

Bolivia                                        Citibank, N. A.

Botswana                                       Barclays Bank of Botswana Limited

Brazil                                         Citibank, N.A.

Bulgaria                                       ING Bank N.V.

Canada                                         State Street Trust Company Canada

Chile                                          BankBoston, N.A.

People's Republic of China                     The Hongkong and Shanghai
                                               Banking Corporation Limited,
                                               Shanghai and Shenzhen branches

Columbia                                       Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica                                     Banco BCT S.A.

Croatia                                        Privredna Banka Zagreb d.d

Cyprus                                         The Cyprus Popular Bank Ltd.

Czech Republic                                 Ceskoslovenska Obchodni Banka, A.S.

Denmark                                        Danske Bank A/S

Ecuador                                        Citibank, N.A.

Egypt                                          Egyptian British Bank S.A.E. (as delegate of The
                                               Hongkong and Shanghai Banking Corporation Limited)

Estonia                                        Hansabank

Finland                                        Merita Bank Plc.

France                                         BNP Paribas, S.A.

Germany                                        Dresdner Bank AG

Ghana                                          Barclays Bank of Ghana Limited

Greece                                         National Bank of Greece S.A.

Hong Kong                                      Standard Chartered Bank

Hungary                                        Citibank Rt.

Iceland                                        Icebank Ltd.

India                                          Deutsche Bank AG

Indonesia                                      The Hongkong and Shanghai Banking Corporation Limited
                                               Standard Chartered Bank

Ireland                                        Bank of Ireland

Israel                                         Bank Hapoalim B.M.

Italy                                          BNP Paribas, Italian Branch

Ivory Coast                                    Societe Generale de Banques en Cote d'Ivoire

Jamaica                                        Scotiabank Jamaica Trust and Merchant Bank Ltd.

Japan                                          The Fuji Bank, Limited

                                               The Sumitomo Bank, Limited

Jordan                                         HSBC Bank Middle East (as delegate of The Hongkong and
                                               Shanghai Banking Corporation Limited)

Kazakhstan                                     HSBC Bank Kazakhstan

Kenya                                          Barclays Bank of Kenya Limited

Republic of Korea                              The Hongkong and Shanghai Banking Corporation Limited

Latvia                                         A/s Hansabanka

Lebanon                                        HSBC Bank Middle East (as delegate of The Hongkong and
                                               Shanghai Banking Corporation Limited)

Lithuania                                      Vilniaus Bankas AB

Malaysia                                       Standard Chartered Bank Malaysia Berhad

Mauritius                                      The Hongkong and Shanghai Banking Corporation Limited

Mexico                                         Citibank Mexico, S.A.

Morocco                                        Banque Commerciale du Maroc

Namibia                                        Standard Bank Namibia Limited

Netherlands                                    Fortis Bank (Nederland) N.V.

New Zealand                                    ANZ Banking Group (New Zealand) Limited

Nigeria                                        Stanbic Merchant Bank Nigeria Limited

Norway                                         Christiania Bank og Kreditkasse ASA

Oman                                           HSBC Bank Middle East (as delegate of The Hongkong and
                                               Shanghai Banking Corporation Limited)

Pakistan                                       Deutsche Bank AG

Palestine                                      HSBC Bank Middle East (as delegate of The Hongkong and
                                               Shanghai Banking Corporation Limited)

Panama                                         BankBoston, N.A.

Peru                                           Citibank, N.A.

Philippines                                    Standard Chartered Bank

Poland                                         Citibank (Poland) S.A.

Portugal                                       Banco Commercial Portugues

Qatar                                          HSBC Bank Middle East (as delegate of The Hongkong and
                                               Shanghai Banking Corporation Limited)

Romania                                        ING Bank N.V.

Russia                                         Credit Suisse First Boston AO - Moscow (as delegate of
                                               Credit Suisse First Boston - Zurich)

Singapore                                      The Development Bank of Singapore Limited

Slovak Republic                                Ceskoslovenska Obchodni Banka, A.S.

Slovenia                                       Bank Austria Creditanstalt d.d. - Ljubljana

South Africa                                   Standard Bank of South Africa Limited

Spain                                          Banco Santander Central Hispano S.A.

Sri Lanka                                      The Hongkong and Shanghai Banking Corporation Limited

Swaziland                                      Standard Bank Swaziland Limited

Sweden                                         Skandinaviska Enskilda Banken

Switzerland                                    UBS AG

Taiwan - R.O.C.                                Central Trust of China

Thailand                                       Standard Chartered Bank

Trinidad & Tobago                              Republic Bank Limited

Tunisia                                        Banque Internationale Arabe de Tunisie

Turkey                                         Citibank, N.A.

Ukraine                                        ING Bank Ukraine

United Kingdom                                 State Street Bank and Trust Company, London Branch

Uruguay                                        BankBoston, N.A.

Venezuela                                      Citibank, N.A.

Vietnam                                        The Hongkong and Shanghai Banking Corporation Limited

Zambia                                         Barclays Bank of Zambia Limited

Zimbabwe                                       Barclays Bank of Zimbabwe Limited


01/31/01

                                                                      SCHEDULE B
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
          ELIGIBLE SECURITIES DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY                                        ELIGIBLE SECURITIES DEPOSITORIES
-------                                        --------------------------------
Argentina                                      Caja de Valores, S.A.

Australia                                      Austraclear Limited

                                               Reserve Bank Information and Transfer System

Austria                                        Oesterreichische Kontrollbank AG (Wertpapiersammelbank
                                               Division)

Belgium                                        Caisse Interprofessionnelle de Depots et de Virements
                                               de Titres, S.A.

                                               Banque Nationale de Belgique

Brazil                                         Companhia Brasileira de Liquidacao e Custodia

                                               Sistema Especial de Liquidacao e de Custodia (SELIC)

                                               Central de Custodia e de Liquidacao Financeira de
                                               Titulos Privados (CETIP)

Bulgaria                                       Central Depository AD

                                               Bulgarian National Bank

Canada                                         Canadian Depository for Securities Limited

Chile                                          Deposito Central de Valores S.A.

People's Republic of China                     Shanghai Securities Central Clearing & Registration
                                               Corporation

                                               Shenzhen Securities Central Clearing Co., Ltd.

Colombia                                       Deposito Centralizado de Valores

Costa Rica                                     Central de Valores S.A.

Croatia                                        Ministry of Finance

                                               National Bank of Croatia

                                               Sredisnja Depozitarna Agencija d.d.

Czech Republic                                 Stredisko cennych papiru

                                               Czech National Bank

Denmark                                        Vaerdipapircentralen (Danish Securities Center)

Egypt                                          Misr for Clearing, Settlement, and Depository

Estonia                                        Eesti Vaartpaberite Keskdepositoorium

Finland                                        Finnish Central Securities Depository

France                                         Societe Interprofessionnelle pour la Compensation des
                                               Valeurs Mobilieres

Germany                                        Clearstream Banking AG, Frankfurt

                                               Bank of Greece, System for Monitoring Transactions in
Greece                                         Securities in Book-Entry Form

                                               Apothetirion Titlon AE - Central Securities Depository

Hong Kong                                      Central Clearing and Settlement System

                                               Central Moneymarkets Unit

Hungary                                        Kozponti Elszamolohaz es Ertektar (Budapest) Rt. (KELER)

India                                          National Securities Depository Limited

                                               Central Depository Services India Limited

                                               Reserve Bank of India

Indonesia                                      Bank Indonesia

                                               PT Kustodian Sentral Efek Indonesia

Israel                                         Tel Aviv Stock Exchange Clearing House Ltd. (TASE
                                               Clearinghouse)

Italy                                          Monte Titoli S.p.A.

Ivory Coast                                    Depositaire Central - Banque de Reglement

Jamaica                                        Jamaica Central Securities Depositary

Japan                                          Japan Securities Depository Centry (JASDEC) Bank of
                                               Japan Net System

Kazakhstan                                     Central Depository of Securities

Kenya                                          Central Bank of Kenya

Republic of Korea                              Korea Securities Depository

Latvia                                         Latvian Central Depository

Lebanon                                        Custodian and Clearing Center of Financial Instruments
                                               for Lebanon and the Middle East (Midclear) S.A.L.

                                               Banque du Liban

Lithuania                                      Central Securities Depository of Lithuania

Malaysia                                       Malaysian Central Depository Sdn. Bhd.

                                               Bank Negara Malaysia, Scripless Securities Trading and
                                               Safekeeping System

Mauritius                                      Central Depository and Settlement Co. Ltd.

                                               Bank of Mauritius

Mexico                                         S.D. INDEVAL (Instituto para el Deposito de Valores)

Morocco                                        Maroclear

Netherlands                                    Nederlands Centraal Instituut voor Giraal
                                               Effectenverkeer V.B. (NECIGEF)

New Zealand                                    New Zealand Central Securities Depository Limited

Nigeria                                        Central Securities Clearing System Limited

Norway                                         Verdipapirsentralen (Norwegian Central Securities
                                               Depository)

                                               Muscat Depository & Securities Registration Company,
Oman                                           SAOC

Pakistan                                       Central Depository Company of Pakistan Limited

                                               State Bank of Pakistan

Palestine                                      Clearing Depository and Settlement, a department of the
                                               Palestine Stock Exchange

Peru                                           Caja de Valores y Liquidaciones, Institucion de
                                               Compensacion y Liquidacion de Valores S.A.

Philippines                                    Philippine Central Depository, Inc.

                                               Registry of Scripless Securities (ROSS) of the Bureau
                                               of Treasury

Poland                                         National Depository of Securities (Krajowy Depozyt
                                               Papierow Wartosciowych SA)

                                               Central Treasury Bills Registrar

Portugal                                       Central de Valores Mobiliarios

Qatar                                          Central Clearing and Registration (CCR), a department
                                               of the Doha Securities Market

Romania                                        National Securities Clearing, Settlement and Depository
                                               Company

                                               Bucharest Stock Exchange Registry Division

                                               National Bank of Romania

Singapore                                      Central Depository (Pte) Limited

                                               Monetary Authority of Singapore

Slovak Republic                                Stredisko cennych papierov

                                               National Bank of Slovakia

Slovenia                                       Klirinsko Depotna Druzba d.d.

South Africa                                   Central Depository Limited

                                               Share Transactions Totally Electronic (STRATE) Ltd.

Spain                                          Servicio de Compensacion y Liquidacion de Valores, S.A.

                                               Banco de Espana, Central de Anotaciones en Cuenta

Sri Lanka                                      Central Depository System (Pvt) Limited

Sweden                                         Vardepapperscentralen VPC AB (Swedish Central
                                               Securities Depository)

Switzerland                                    SegaIntersettle AG (SIS)

Taiwan - R.O.C.                                Taiwan Securities Central Depository Co., Ltd.

Thailand                                       Thailand Securities Depository Company Limited

Tunisia                                        Societe Tunisienne Interprofessionelle pour la
                                               Compensation et de Depots des Valeurs Mobilieres

Turkey                                         Takas ve Saklama Bankasi A.S. (TAKASBANK)

                                               Central Bank of Turkey

Ukraine                                        National Bank of Ukraine

United Kingdom                                 Central Gilts Office and Central Moneymarkets Office

Venezuela                                      Banco Central de Venezuela

Zambia                                         LuSE Central Shares Depository Limited

                                               Bank of Zambia

TRANSNATIONAL

Euroclear

Clearstream Banking AG



01/31/01

                                   SCHEDULE C

                               MARKET INFORMATION

PUBLICATION/TYPE OF INFORMATION                       BRIEF DESCRIPTION
-------------------------------                       -----------------
(FREQUENCY)

THE GUIDE TO CUSTODY IN WORLD MARKETS          An overview of safekeeping and
(annually)                                     settlement practices and
                                               procedures in each market in
                                               which State Street Bank and Trust
                                               Company offers custodial
                                               services.

GLOBAL CUSTODY NETWORK REVIEW                  Information relating to the
(annually)                                     operating history and structure
                                               of depositories and subcustodians
                                               located in the markets in which
                                               State Street Bank and Trust
                                               Company offers custodial
                                               services, including transnational
                                               depositories.

GLOBAL LEGAL SURVEY                            With respect to each market in
(annually)                                     which State Street Bank and Trust
                                               Company offers custodial
                                               services, opinions relating to
                                               whether local law restricts (i)
                                               access of a fund's independent
                                               public accountants to books and
                                               records of a Foreign
                                               Sub-Custodian or Foreign
                                               Securities System, (ii) the
                                               Fund's ability to recover in the
                                               event of bankruptcy or insolvency
                                               of a Foreign Sub-Custodian or
                                               Foreign Securities System, (iii)
                                               the Fund's ability to recover in
                                               the event of a loss by a Foreign
                                               Sub-Custodian or Foreign
                                               Securities System, and (iv) the
                                               ability of a foreign investor to
                                               convert cash and cash equivalents
                                               to U.S. dollars.

SUBCUSTODIAN AGREEMENTS                        Copies of the subcustodian
(annually)                                     contracts State Street Bank and
                                               Trust Company has entered into
                                               with each subcustodian in the
                                               markets in which State Street
                                               Bank and Trust Company offers
                                               subcustody services to its US
                                               mutual fund clients.

Network Bulletins (weekly):                    Developments of interest to
                                               investors in the markets in which
                                               State Street Bank and Trust
                                               Company offers custodial
                                               services.

Foreign Custody Advisories (as necessary):     With respect to markets in which
                                               State Street Bank and Trust
                                               Company offers custodial services
                                               which exhibit special custody
                                               risks, developments which may
                                               impact State Street's ability to
                                               deliver expected levels of
                                               services.